Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-126545 and 333-155773), Form S-4 (Nos. 333-121617 and 333-107494) and Form S-8 (Nos. 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-105428, 333-67451, 333-62918 and 333-78537) of The First American Corporation and our report dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the fourth paragraph of Investments and the effects of the change in accounting for noncontrolling interests in the fifth paragraph of Recent Accounting Pronouncements discussed in Note 1, as to which the date is October 8, 2009, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

October 8, 2009